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                                                                     Exhibit 12


                                Abbott Laboratories

                 Computation of Ratio of Earnings to Fixed Charges

                                    (Unaudited)

                        (dollars in millions except ratios)


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                                                                               Three Months Ended
                                                                                  March 31, 1999
                                                                               ------------------
 Net Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 $667

 Add (deduct):

      Taxes on earnings. . . . . . . . . . . . . . . . . . . . . . . . .                  259

      Minority interest. . . . . . . . . . . . . . . . . . . . . . . . .                    2
                                                                                         ----
 Net Earnings as adjusted. . . . . . . . . . . . . . . . . . . . . . . .                 $928
                                                                                         ----
 Fixed Charges:

      Interest on long-term and short-term debt. . . . . . . . . . . . .                   40

      Capitalized interest cost. . . . . . . . . . . . . . . . . . . . .                    2

      Rental expense representative of an interest factor. . . . . . . .                   10
                                                                                         ----
 Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . .                   52
                                                                                         ----
 Total adjusted earnings available for payment of fixed charges. . . . .                 $980
                                                                                         ----
                                                                                         ----
 Ratio of earnings to fixed charges. . . . . . . . . . . . . . . . . . .                 18.8
                                                                                         ----
                                                                                         ----
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NOTE:
For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense;
capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.